CONSENT OF  INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial
 Highlights" in the Prospectus and "Counsel of Independent Auditors" in the Statement of Additional Information" and to the use of our report dated August 6, 1999, in this Registration Statement (Form N-1A No. 333-03709) of The Daruma Funds,
Inc.


ERNST & YOUNG LLP

New York, New York
August 30, 1999